UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 28, 2007
ML LIFE INSURANCE COMPANY OF NEW YORK
(Exact name of registrant as specified in its charter)

New York	16-1020455
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation)
33-34562; 33-60288; 333-48983; 333-133224
(Commission File Numbers)
222 Broadway, 2nd Floor
New York, NY 10038
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 800-346-3677 x8121

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) Dismissal of independent accountant.
As a result of the acquisition of ML Life Insurance Company of New York (the “Company”) by AEGON USA, Inc., on December 28, 2007, the Company dismissed Deloitte & Touche LLP (“D&T”) as its independent auditors for all periods subsequent to December 28, 2007. This dismissal was approved by the Company’s Board of Directors.
D&T’s audit report on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two most recent fiscal years and any subsequent interim period preceding December 28, 2007, there were no disagreements with D&T on (i) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.
A letter from D&T to the U.S. Securities and Exchange Commission is attached as Exhibit 16.1 to the Form 8-K.
(b) Engagement of new independent accountant.
On December 28, 2007, the Company engaged Ernst & Young, LLP (“E&Y”) to serve as its independent auditors for the year ended December 31, 2007. During the two most recent fiscal years and any subsequent interim period preceding December 28, 2007, neither the Company nor anyone on its behalf consulted E&Y regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (nor has E&Y provided to the Company a written report or oral advice regarding such principles or audit opinion), or (ii) any “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K, or on any other matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of disagreement(s), which, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

Item 5.01. Changes in Control of Registrant.
On December 28, 2007, AEGON USA, Inc. completed the acquisition of the Company and Merrill Lynch Life Insurance Company by purchasing 100% of their outstanding voting securities for $1.25 billion in cash. The purchase price includes excess surplus of approximately $425 million.
All of the stock of AEGON USA, Inc. is indirectly owned by AEGON N.V. of the Netherlands, the securities of which are publicly traded. AEGON N.V. of the Netherlands conducts its business through subsidiary companies engaged primarily in the insurance business.
Details are in a press release that is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Amendment dated December 28, 2007 to Agreement dated August 13, 2007, between AEGON and Merrill Lynch.

10.2	Master Distribution Agreement dated December 28, 2007 between AEGON and Merrill Lynch.

16.1	Letter from Deloitte & Touche LLP to U.S. Securities and Exchange Commission.

99.1	AEGON and Merrill Lynch Press Release dated December 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Life Insurance Company of New York

/s/ John T. Mallett

John T. Mallett Treasurer and Chief Financial Officer

Date: January 4, 2008

Exhibit Index

Exhibit No.	Description

10.1	Amendment dated December 28, 2007 to Agreement dated August 13, 2007, between AEGON and Merrill Lynch.

10.2	Master Distribution Agreement dated December 28, 2007 between AEGON and Merrill Lynch.

16.1	Letter from Deloitte & Touche LLP to U.S. Securities and Exchange Commission.

99.1	AEGON and Merrill Lynch Press Release dated December 31, 2007.